EXHIBIT 1.3

[ICON Securities Letterhead]

(Selling Dealer Name and Address)	[Date]

Re:	Selling Dealer Agreement for Shares of Limited Liability Company Interests of ICON Leasing Fund Eleven, LLC

Ladies and Gentlemen:

Reference is made to that certain Selling Dealer Agreement (the “Agreement”), as amended to date, among the undersigned selling dealer (the “Selling Dealer”), ICON Securities Corp. (the “Dealer Manager”), ICON Leasing Fund Eleven, LLC (the “Company”), and ICON Capital Corp. (the “Manager”), whereby the Selling Dealer agreed to sell, on a best efforts basis, up to 200,000 shares of limited liability company interests of the Company. Capitalized terms used, but not defined herein, shall have the meanings set forth in the Agreement.

The Dealer Manager, the Company, the Manager, and the Selling Dealer hereby agree to amend the Selling Dealer Agreement as follows:

1.    The following new definitions are hereby added to the Selling Dealer Agreement:

“Additional Offering” means the offering by the Company of up to a maximum of 175,000 Shares registered with the SEC pursuant to the Additional Offering Registration Statement.

“Additional Offering Prospectus” means the final prospectus, as amended, filed pursuant to Rule 424(b) under the Act at the time the Additional Offering Registration Statement relating to the Additional Offering becomes effective, as amended and supplemented from time to time.

“Additional Offering Registration Statement” means the registration statement filed with the SEC on Form S-1 (File No. 333-133730) in respect of the Shares at the time it is declared effective by the SEC, as amended or supplemented from time to time.

“Amendment Effective Date” means the later of (i) the date that the Additional Offering Registration Statement has been declared effective by the SEC and (ii) the date on which this letter agreement is fully executed by the undersigned.

“Initial Offering” means the offering by the Company of up to a maximum of 200,000 Shares previously registered with the SEC pursuant to the Initial Registration Statement.

“Initial Prospectus” means the final prospectus filed pursuant to Rule 424(b) under the Act at the time the Initial Registration Statement relating to the Initial Offering became effective, as amended and supplemented from time to time.

“Initial Registration Statement” means the registration statement filed with the SEC on Form S-1 (File No. 333-121790) in respect of the Shares at the time it was declared effective by the SEC, as amended or supplemented from time to time.

2.    The following definitions contained in the forepart of the Selling Dealer Agreement are hereby amended as follows:

“Offering” is amended to add the following text at the end thereof: “, and after the Amendment Effective Date, the offering shall be deemed to relate to the Additional Offering for all purposes hereunder”.

“Prospectus” is amended to add the following text at the end thereof: “, and after the Amendment Effective Date, the prospectus shall be deemed to be the Additional Offering Prospectus for all purposes hereunder”.

“Registration Statement” is amended to add the following text at the end thereof: “, and after the Amendment Effective Date, the registration statement shall be deemed to be the Additional Offering Registration Statement for all purposes hereunder”.

3.    The Selling Dealer Agreement is hereby amended to replace the number “200,000” with the number “375,000” wherever it appears therein.

Upon the Amendment Effective Date, each reference in the Selling Dealer Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Selling Dealer Agreement shall mean and be a reference to the Selling Dealer Agreement as modified hereby.

The execution, delivery and effectiveness of this letter agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Company, the Manager or the Dealer Manager under the Selling Dealer Agreement, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of the Selling Dealer Agreement. This letter agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by facsimile shall be as effective as the delivery of a manually executed counterpart of this letter agreement.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this letter agreement as of the date set forth below.

Dealer Manager:	Company:

ICON SECURITIES CORP.	ICON LEASING FUND ELEVEN, LLC

By:	By: ICON CAPITAL CORP., its Manager
Name:
Title:	By:
Name:
Date:	Title:

Date:

Manager:	The above letter agreement is hereby accepted, approved
and confirmed as of the date written below. We certify that
we are, and during the Offering Period will continue to be,
a member in good standing of the National Association of
Securities Dealers, Inc. and registered as a securities
broker-dealer in those jurisdictions wherein we or any
member of, or person associated with, our firm will offer or sell Shares.

ICON CAPITAL CORP.
By:
Name:
Title:

Date:	Selling Dealer:

(Corporate or Firm Name)

(Taxpayer Identification Number)

(Address) (Date)

(Signature of Authorized Officer or Partner)

(Printed Name and Title of Person Signing)

(Telephone Number)